CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 39 to the Registration Statement (Form N-1A) (No. 2-62218) of Legg Mason Cash Reserve Trust of our report dated September 26, 2001 included in its 2001 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
November 28, 2001